UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2018

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WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 300 Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On June 22, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Westmoreland Coal Company (the “Company”), pursuant to the authority delegated to it by the Board, approved modifications to the compensation arrangements for Mr. Gary A. Kohn, the Company’s Chief Financial Officer, and Ms. Jennifer S. Grafton, the Company's Chief Legal Officer, Chief Administrative Officer and Secretary. The Compensation Committee approved an increase in annual base salary of Mr. Kohn from $375,000 to $650,000 effective as of June 1, 2018. The Compensation Committee approved an increase in annual base salary of Ms. Grafton from $370,000 to $445,000 effective as of June 1, 2018.

Item 8.01. Other Events

Deferral of Interest Payment for 2022 Senior Secured Notes and the Company’s Credit Agreement

The Company has decided to defer making interest payments (i) of approximately $15 million due July 1, 2018 with respect to the Company’s 8.75% Senior Secured Notes due 2022 (the “Notes”) governed by the Indenture, (as amended, supplemented, or modified from time to time, the “Indenture”), dated as of December 16, 2014, by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”) and (ii) with respect to the Company’s term loan credit agreement (the “Credit Agreement”), dated as of December 16, 2014, by and among the Company, the lenders party thereto from time to time and Wilmington Savings Fund Society FS, as administrative agent. As previously disclosed on Form 8-K, filed by the Company on May 21, 2018, however, the Company has entered into a Forbearance Agreement (the “Forbearance Agreement”) with certain holders (the “Supporting Holders”) who hold more than 75% in principal amount of both the Notes and the term loans under the Credit Agreement, pursuant to which the Supporting Holders have agreed, for the duration of the Forbearance Period (as defined in the Forbearance Agreement), to not deliver any notice or instruction to the Trustee or the Administrative Agent directing the Trustee or the Administrative Agent, as applicable, to exercise any of the rights and remedies under the Indenture or the Credit Agreement, as applicable, or the related security documents with respect to any default thereunder caused by, among other things, the Company’s failure to pay interest due on the Notes or the term loans under the Credit Agreement, as applicable, in each case, subject to the terms of the Forbearance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: June 28, 2018	By:	/s/ Jennifer S. Grafton
Jennifer S. Grafton Chief Legal Officer, Chief Administrative Officer and Secretary